UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2025

Alerus Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue
Grand Forks, North Dakota 58201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below under Item 5.07, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Alerus Financial Corporation (the “Company”), the Company’s stockholders approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) from 30,000,000 to 60,000,000. The Amendment was previously approved by the Board of Directors of the Company (the “Board”), subject to stockholder approval, and became effective on May 8, 2025 upon filing with the Delaware Secretary of State.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on May 8, 2025. The record date for determination of stockholders entitled to vote at the Annual Meeting was March 12, 2025. There were 25,510,740 shares of common stock outstanding as of that date, with each such share being entitled to one vote. At the Annual Meeting, the holders of 21,765,963 shares, or approximately 85.32% percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 28, 2025, were as follows:

Proposal 1: The election of nine (9) director nominees to serve on the Board until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Daniel E. Coughlin	15,047,954	1,377,042	5,340,967
Randy L. Newman	12,355,613	4,069,383	5,340,967
Galen G. Vetter	14,946,333	1,478,663	5,340,967
Katie A. Lorenson	15,036,204	1,388,792	5,340,967
Janet O. Estep	15,039,227	1,385,769	5,340,967
Mary E. Zimmer	15,052,061	1,372,935	5,340,967
Nikki L. Sorum	15,077,456	1,347,540	5,340,967
John Uribe	7,960,827	8,464,169	5,340,967
Jeffrey W. Bolton	14,973,535	1,451,461	5,340,967

Proposal 2: For the approval, on a non-binding advisory basis, of the 2024 compensation paid to the
Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,905,585	1,062,448	456,962	5,340,967

Proposal 3: For the approval, on a non-binding advisory basis, of how often the Company will hold future advisory votes on the compensation paid to the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
15,114,950	60,355	703,713	545,978	5,340,967

Based upon these results, and consistent with the Board’s recommendation to stockholders in the proxy statement for the Annual Meeting, the Company expects that it will continue to hold an advisory stockholder vote on executive compensation every year until the Company’s 2031 Annual Meeting of Stockholders, when the next stockholder vote on the frequency of future advisory votes on executive compensation is required under the Securities Exchange Act of 1934.

Proposal 4: The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,177,556	95,046	493,361	—

Proposal 5: For the approval of the Amendment to increase the number of authorized shares of Company Common Stock authorized for issuance:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,294,997	1,154,555	316,411	—

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Third Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2025	Alerus Financial Corporation

	By:	/s/ Katie A. Lorenson
	Name:	Katie A. Lorenson
	Title:	President and Chief Executive Officer